Exhibit 99.1

. MMMMMMMMMMMM Avenue Financial Holdings, Inc. MMMMMMMMMMMMMMM C123456789 IMPORTANT SPECIAL MEETING INFORMATION 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE SACKPACK000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 MMMMMMMMM ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Special Meeting Proxy Card q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote FOR all the following proposals: For Against Abstain + 1. To approve and adopt the Agreement and Plan of Merger, dated January 28, 2016, by and between Avenue Financial Holdings, Inc. and Pinnacle Financial Partners, Inc. (the Merger Agreement) For Against Abstain 2. To authorize the board of directors of Avenue Financial Holdings, Inc. to adjourn the special meeting to allow time for further solicitation of proxies in the event there are insufficient votes present at the special shareholder’s meeting, in person or by proxy, and entitled to vote, to approve the Merger Agreement B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Special Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMM1UPX 2797781 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 02D94C

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice of Meeting and Proxy Statement are available at: http://www.irinfo.com/avnu/html/2016SpecialMeeting.html q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Avenue Financial Holdings Inc. Notice of Special Meeting of Shareholders Proxy Solicited by Board of Directors for Special Meeting — June 21, 2016 Kent Cleaver, Barbara Zipperian, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of Avenue Financial Holdings, Inc. to be held on June 21, 2016 or at any postponement or adjournment thereof (Special Meeting). Shares represented by this proxy will be voted in the manner directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1 and 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting. (Items to be voted appear on reverse side.)